UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                 Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

New Senior Investment Group Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

NEW SENIOR INVESTMENT GROUP INC.

55 West 46th Street, Suite 2204

New York, New York 10036

SUPPLEMENT TO PROXY STATEMENT

For the 2019 Annual Meeting of Stockholders to Be Held on June 12, 2019

This proxy statement supplement, dated June 5, 2019 (this “Supplement”), supplements the proxy statement dated April 30, 2019 (the “Proxy Statement”) in connection with the solicitation of proxies by and on behalf of the Board of Directors (the “Board”) of New Senior Investment Group Inc., a Delaware corporation (“we,” “our,” “us,” “the Company”), for the Annual Meeting of Stockholders to be held on June 12, 2019, at 8:00 a.m., Eastern Time, and any adjournment or postponement of that meeting (the “Annual Meeting”) at Millennium Broadway, 145 W. 44th Street, New York, New York.

The purpose of this Supplement is to provide the information below. Except as described in this Supplement, the information provided in the Proxy Statement continues to apply and should be considered in voting your shares. To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, the information in this Supplement is more current.

In connection with the Company’s on-going review of its corporate governance practices and in an effort to ensure that the Company’s policies are aligned with shareholder interests and corporate governance best practices, the Board intends to submit a proposal to its stockholders at the 2020 annual meeting to amend the Company’s amended and restated certificate of incorporation (the “Certificate of Incorporation”) and its amended and restated bylaws (the “Bylaws”) to remove provisions that require supermajority voting thresholds for the approval of amendments to certain provisions of the Company’s Certificate of Incorporation and Bylaws. In addition, the Company intends to submit proposals to its stockholders at the 2020 annual meeting to approve (1) on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement relating to the 2020 annual meeting (commonly known as a “say-on-pay” proposal) and (2) a recommendation, on a non-binding advisory basis, regarding the frequency of future advisory votes on executive compensation (commonly known as a “say-on-frequency” proposal). The full text of the proposals described above will be included in the Company’s proxy statement to be filed with the Securities and Exchange Commission prior to the 2020 annual meeting.

This supplement does not change any of the proposals to be acted upon at the Annual Meeting. The Board reiterates its recommendations to stockholders to vote for all proposals included in the Proxy Statement for the upcoming 2019 Annual Meeting. As a stockholder, your vote is very important, and the Board encourages you to exercise your right to vote whether or not you plan to attend the Annual Meeting.